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                             SEPARATION AGREEMENT


     This Separation Agreement, dated October 31, 1996, between Hoenig Group Inc. ("Hoenig"), Axe-Houghton Associates, Inc. ("Axe-Houghton"),
4 International Drive, Rye Brook, New York 10573, and J. Richard Walton, 262 River Road, Scarborough, New York 10510 ("Walton").

     WHEREAS, Walton is the Chief Investment Officer and Chairman of the Board of Directors of Axe-Houghton; and

     WHEREAS, Walton is a member of the Board of Directors of Hoenig and the Board of Directors of Axe-Houghton; and

     WHEREAS, Walton has advised Hoenig and Axe-Houghton that he wishes to resign his positions and directorships in order to be free to pursue other ventures including, possibly, an association with Matrix Asset Advisors, Inc.; and

     WHEREAS, Axe-Houghton and Hoenig have agreed to accept Walton's resignations as Chief Investment Officer and Chairman of the Board of Directors of Axe- Houghton and as a member of the Boards of Directors of Hoenig and Axe-Houghton effective October 31, 1996; and

     WHEREAS, the parties wish to memorialize the technical terms of the separation.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Separation Agreement and other good and valuable consideration, the parties agree as follows:

     1. Axe-Houghton and Hoenig accept Walton's resignation from his positions as Chief Investment Officer and Director of Axe-Houghton and his resignation as a director of Hoenig, all effective on October 31, 1996. Such resignation is not a result of a disagreement with Hoenig or Axe-Houghton on any matter relating to its operations, policies or practices.

     2. In return for Walton's general release, which is set forth below, Axe-Houghton agrees to pay to Walton on January 8, 1997, the amount of $415,000, less lawful deductions, which sum Walton acknowledges is in addition to anything to which he is now, or otherwise may be, entitled, and which is not subject to any right of set-off.

     The foregoing voluntary payment is given in return for Walton's agreement, which is hereby given, to discharge and release Axe-Houghton, Hoenig, any of their affiliated entities and any of their officers, directors, employees, or agents, or their heirs, executors, administrators, employees, agents, representatives, successors, and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and



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demands whatsoever, in law, admiralty, or equity, which against them, Walton and his heirs, executors, administrators, successors, and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release. The claims being released include, but are not limited to, claims under the New York State Human Rights Law, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Federal Fair Labor Standards Act, the New York State Labor Law, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, and all other federal, state, and local discrimination, labor or wage laws, claims for breach of contract, wrongful discharge, and for negligence or any intentional torts, and claims under any other contract, statute, regulation, agreement, duty, or otherwise. This Release shall not operate to release any party from its obligations under this Separation Agreement and any rights or obligations Walton may have under any pension or profit-sharing plan.

     3. Axe-Houghton and Hoenig and all of their affiliated entities and all of their successors and assigns discharge and release Walton from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity, which against Walton they or their successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release. The claims being released include, but are not limited to, claims under the New York State Human Rights Law, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Federal Fair Labor Standards Act, the New York State Labor Law, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, and all other federal, state, and local discrimination, labor or wage laws, claims for breach of contract, wrongful discharge, and for negligence or any intentional torts, and claims under any other contract, statute, regulation, agreement, duty, or otherwise. This Release shall not operate to release any party from their or his obligations under this Separation Agreement, and any rights or obligations Walton may have under pension or profit-sharing plans.

     4. By entering into this Separation Agreement, Axe-Houghton and Hoenig and Walton specifically deny that Axe-Houghton, Hoenig, and Walton or their representatives, agents, affiliated entities or their respective officers, directors, or employees violated the New York Human Rights Law, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Federal Fair Labor Standards Act, the New York State Labor Law, the Americans With Disabilities Act, The Employee Retirement Income Security Act of 1974, and any other federal, state, and local discrimination or wage laws, or that they have any liability for breach of contract, wrongful discharge, or for any claims of negligence or for intentional torts or claims under any other contract, statute, regulation, agreement or duty.


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     5. Hoenig hereby confirms its obligation under Article VIII, Section 7, paragraph (g) of the Amended and Restated By-Laws (the "By-Laws") of Hoenig to continue the indemnification and advancement of expenses provided by, or granted pursuant to, such Section as it relates to Walton. For purposes of
Section 7 of Article VIII of the By-Laws, Hoenig acknowledges and agrees that Walton was serving as a director and officer of Axe-Houghton at the request of Hoenig.

     6. The parties agree that the press release concerning this Separation Agreement, as attached hereto, has been agreed upon by Axe-Houghton, Hoenig, and Walton, and other than such press release, the terms of this Separation Agreement shall be confidential. Notwithstanding the foregoing, the parties acknowledge and agree that Hoenig and Axe-Houghton may be required to disclose or describe this Separation Agreement and its terms, including filing a copy hereof with the Securities and Exchange Commission, in either complying with its reporting obligations under applicable laws or the rules of various self-regulatory bodies, or in response to a regulatory inquiry, subpoena, compulsory process, or mandate of a court or administrative tribunal. In the event that any party to this Separation Agreement should be confronted with a demand for disclosure of any of its terms pursuant to subpoena, compulsory process, or mandate of a court or administrative tribunal, he or it will immediately inform each other party of the demand so that any party may take appropriate steps to protect his or its interests. Walton may disclose the terms of this Separation Agreement to his legal and financial advisors and to members of his immediate family.

     7. This Separation Agreement supersedes all other agreements, term sheets, and written or oral agreements, understandings of any type between the parties except that (a) Walton's obligations under paragraphs 7, 8, 9, and 13(c) of the Employment Agreement dated August 31, 1994, between Axe-Houghton and Walton (the "Employment Agreement") shall remain in full force and effect, and (b) Walton's obligation under paragraph 6(c) of the Employment Agreement shall remain in effect until October 31, 1997.

     8. In the event that Walton may be requested or required to assist Hoenig or Axe-Houghton pursuant to paragraph 13(c) of the Employment Agreement, he will be paid an hourly fee of $250.00 and reimbursed for the reasonable costs and expenses incurred in rendering any such assistance. Such payments will be made monthly.

     9. If any of the provisions of this Separation Agreement, including the covenants contained in paragraph 7 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the Separation Agreement, which shall be given full effect without regard to the invalid portions, and the parties agree that the court making such determination shall have the power and shall be requested to reduce the duration and/or area covered by this Separation Agreement only to the extent necessary to make this Separation Agreement enforceable and, in its reduced form, such provision shall then be enforceable.


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     10. By executing this Separation Agreement, Walton acknowledges that he has been provided an opportunity to consult with an attorney or other advisor of his choice regarding the terms of this Separation Agreement, that he has been given twenty-one (21) days in which to consider whether he wishes to enter into this Separation Agreement, and that he has elected to enter into this Separation Agreement knowingly and voluntarily. Walton may revoke his assent to this Separation Agreement within seven (7) days of its execution by him (the "Revocation Period"), in which event the Agreement shall be null and void.

     11. This Separation Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

     This Separation Agreement sets forth the entire agreement between the parties and it may not be changed, altered, or modified or amended except in a writing signed by all of the parties hereto.

Dated: New York, New York
       October 31, 1996

                                              AXE-HOUGHTON ASSOCIATES, INC.


                                           By:
                                              --------------------------------
                                              Seth M. Lynn
                                              President

                                              HOENIG GROUP INC.

                                          By:
                                             ---------------------------------
                                             Fredric P. Sapirstein
                                             Chief Executive Officer



                                             ---------------------------------
                                             J. Richard Walton



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